Exhibit 32.2

TCF Financial Corporation

STATEMENT  PURSUANT TO 18 U.S.C. §1350

I, Neil W. Brown, Executive Vice President and Chief Financial Officer of TCF Financial Corporation, a Delaware corporation (the “Company”), hereby certify as follows:

1.                                       This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Periodic Report”);

2.                                       The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date: July 29, 2005

/s/ NEIL W. BROWN
Neil W. Brown
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

*                  A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TCF Financial Corporation and will be retained by TCF Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.